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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS





     We consent to the incorporation by reference in these registration statements of DM Management Company and subsidiary on Form S-8 (File Nos. 33-71266, 33-71776, 33-72166, 33-86982, 333-03845 and 333-42183) of our reports dated January 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of DM Management Company and subsidiary as of December 27, 1997 and December 28, 1996 and for the fiscal year ended December 27, 1997, the six months ended December 28, 1996 and each of the two fiscal years in the period ended June 29, 1996, which reports are included in this Annual Report on Form 10-K.



                              COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
March 27, 1998